Exhibit 4.10

Power of Attorney

Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room81306, 4th Floor, Building 3, No.116 Xin Hua East Street, Tongzhou District, Beijing, China.

Tian Jin Run Rui Logistics Co.,Ltd. (hereinafter Client A), a limited liability company organized and existing under the laws of the PRC, with its address at Room 503-07-D, No.9, East Area, Airport Business Park, No. 80, HeBei Ring Road, Pilot Free Trade Zone (Airport Economic Zone),Tianjin.

Tian Jin Yu Hang Chang Sheng Commercial & Trading Co., Ltd.(hereinafter Client B), a limited liability company organized and existing under the laws of the PRC, with its address at Room 327, No.1 Haiguang Road, Zhongbei Industrial Park(South Park), Zhongbei Town, Xiqing District, Tianjin.

Tian Jin Long Feng Technology Co., Ltd. (hereinafter Client C), a limited liability company organized and existing under the laws of the PRC, with its address at Room 504, No.1 Haiguang Road, Zhongbei Industrial Park(South Park), Zhongbei Town, Xiqing District, Tianjin.

Wang Guangwei, a natural person of Chinese nationality, ID Card No.: ***

Jin Jingjing, a natural person of Chinese nationality, ID Card No.: ***

Guo Jian, a natural person of Chinese nationality, ID Card No.: ***

Liu Jing, a natural person of Chinese nationality, ID Card No.: ***

Client A, Client B, Client C, Wang Guangwei, Jin Jingjing, Guojian and Liu Jing are hereinafter collectively referred to as the Clients.

Huaming Insurance Agency Co., Ltd.(hereinafter Operating Entity), a limited liability company organized and existing under the laws of the PRC, with its address at Room 503-07-A, No.9, East Area, Airport Business Park, No. 80, HeBei Ring Road, Pilot Free Trade Zone (Airport Economic Zone),Tianjin.

Zhao Yinhaia natural person of Chinese Nationality, ID Card No.: ***

Feng Suwen, a natural person of Chinese Personality, ID Card No.: ***

Li Guangqing, a natural person of Chinese Nationality, ID Card No.: ***

Liu Yajun, a natural person of Chinese Nationality, ID Card No.: ***

Jin Linga natural person of Chinese Personality, ID Card No.: ***

(Wang Guangwei, Jin Jingjing, Guojian, Liu Jing, Zhao Yinhai, Feng Suwen, Li Guangqing, Liu Yajun and Jin Ling are hereinafter collectively referred to as Individual Shareholders;Zhao Yinhai, Feng Suwen, Li Guangqing, Liu Yajun and Jin Ling are hereinafter collectively referred to as Indirect Shareholders; Indirect Shareholders and the Clients are hereinafter collectively referred to as the Shareholders.)

Strictly Confidential

The aforesaid Parties to the Agreement shall be hereinafter individually referred to as a Party and collectively referred to as the Parties.

Guo Jian, Zhao Yinhai, Feng Suwen, Li Guangqing, and Liu Yajun are registered legal shareholders of Client A, holding 100% equity of Client A in total. Pursuant to PRC laws and regulations and the Articles of Association of Client A, they enjoy various rights of Client As shareholders;

Guo Jian is the sole registered legal shareholder of Client B, holding 100% equity of Client B in total. Pursuant to PRC laws and regulations and the Articles of Association of Client B, he enjoys various rights of Client As shareholder;

Jin Ling is the sole registered legal shareholder of Client C, holding 100% equity of Client C in total. Pursuant to PRC laws and regulations and the Articles of Association of Client C, he enjoys various rights of Client As shareholder;

The Clients are registered legal shareholders of Huaming Insurance Agency Co., Ltd.. (Huaming Insurance), and hold of 100% equity with 50,000,000 RMB registered capital(“Operating Entity Shareholding”), as of the date when the Power of Attorney is executed, Shareholders hereby separately and jointly irrevocably agree and confirm to authorize Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (WFOE) to exercise the following rights relating to all equity interests held by Clients now and in the future in Huaming Insurance during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of Clients as exclusive agent and attorney with respect to all matters concerning Operating Entity Shareholding, including without limitation to: 1) attending shareholders meetings of Huaming Insurance; 2) exercising all the shareholders rights and shareholder’s voting rights Clients are entitled to under the laws of China and Huaming Insurance Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Operating Entity Shareholding in part or in whole; and 3) designate and appoint on behalf of Clients the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Huaming Insurance.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of Clients, execute all the documents Clients shall sign as stipulated in the Exclusive Option Agreement entered into by and among Clients, WFOE and Huaming Insurance January 1st, 2022 and the Equity Pledge Agreement entered into by and among Clients, WFOE and Huaming Insurance on January 1st, 2022 (including any modification, amendment and restatement thereto, collectively the Transaction Documents), and perform the terms of the Transaction Documents.

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All the actions associated with Operating Entity Shareholding conducted by WFOE shall be deemed as Clients own actions, and all the documents related to Operating Entity Shareholding executed by WFOE shall be deemed to be executed by Clients. Clients hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to Clients or obtaining Clients’ consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Huaming Insurance, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, Clients hereby waive all the rights associated with Operating Entity Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by Clients.

This Power of Attorney is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Tian Jin Run Rui Logistics Co., Ltd. (Seal)

Signature:	/s/ Wang Guangwei

Date: January 1st, 2022

Strictly Confidential

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Tian Jin Yu Hang Chang Sheng Commercial & Trading Co.,Ltd.(Seal)

Signature:	/s/ Guo Jian

Date: January 1st, 2022

Strictly Confidential

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Tian Jin Long Feng Technology Co., Ltd.(Seal)

Signature:	/s/ Jin Ling

Date: January 1st, 2022

Strictly Confidential

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Signature:	/s/ Wang Guangwei

Date: January 1st, 2022

Strictly Confidential

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Signature:	/s/ Jin Jingjing

Date: January 1st, 2022

Strictly Confidential

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Signature:	/s/ Guo Jian

Date: January 1st, 2022

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Signature:	/s/ Liu Jing

Date: January 1st, 2022

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Signature:	/s/ Zhao Yinhai

Date: January 1st, 2022

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Signature:	/s/ Feng Suwen

Date: January 1st, 2022

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Signature:	/s/ Li Guangqing

Date: January 1st, 2022

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Signature:	/s/ Liu Yajun

Date: January 1st, 2022

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Signature:	/s/ Jin Ling

Date: January 1st, 2022

Acknowledged by

Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (Seal)

Signature:	/s/ Guo Jian

Date: January 1st, 2022